Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC REPORTS FOURTH QUARTER AND
FISCAL YEAR 2015 FINANCIAL RESULTS

•	Q4 Worldwide Revenue of $7.3 Billion Grew 7% on a Comparable, Constant Currency Basis; 60% as Reported

•	Q4 Non-GAAP Diluted EPS of $1.16; GAAP EPS were Break-even

•	Q4 U.S. Revenue of $4.1 Billion Grew 8% on a Comparable Basis; 67% as Reported

•	FY15 Revenue of $20.3 Billion Grew 19% as Reported, or 6% on a Comparable, Constant Currency Basis

•	Q4 Free Cash Flow of $1.7 Billion; GAAP Cash Flow from Operations of $1.9 Billion

•	Company Sets Initial FY16 Revenue Growth Outlook and EPS Guidance

DUBLIN - June 2, 2015 - Medtronic plc (NYSE: MDT) today announced financial results for its fourth quarter and fiscal year 2015, which ended April 24, 2015, finalizing the preliminary revenue issued by the company on May 19, 2015.

Unless otherwise noted, all revenue growth rates in this press release are stated on a comparable, constant currency basis, which includes Covidien plc in the prior year comparison and aligns Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. Aligning historic Covidien revenue to Medtronic’s fiscal quarters is different than the pro forma revenue information previously included within certain SEC filings, which combined revenues from the closest historical reported quarters of both companies. Management believes that referring to comparable, constant currency revenue growth rates is a more useful way to evaluate the underlying performance of Medtronic’s revenue. For additional revenue detail and the reconciliation of these revenue amounts and growth rates to the most directly comparable GAAP financial measures, please refer to the link at the end of this release.

The company reported fourth quarter worldwide revenue of $7.304 billion, compared to $7.257 billion on a comparable basis in the fourth quarter of fiscal year 2014, an increase of 7 percent after adjusting for a $483 million negative foreign currency impact. As reported, revenue increased 60 percent when compared to the $4.566 billion reported by Medtronic, Inc. in the fourth quarter of fiscal year 2014. As detailed in the attached table, fourth quarter non-GAAP earnings and diluted earnings per share were $1.678 billion and $1.16, an increase of 41 percent and a decrease of 2 percent, respectively.  As reported, the fourth quarter net loss was $1 million and $0.00 per diluted share, respectively.

Fourth quarter U.S. revenue of $4.057 billion increased 8 percent, or 67 percent as reported. Fourth quarter non-U.S. developed market revenue of $2.324 billion increased 5 percent, or 48 percent as reported. Fourth quarter emerging market revenue of $923 million increased 11 percent, or 62 percent as reported, and represented approximately 13 percent of company revenue.

As reported, Medtronic‘s fiscal year 2015 revenue of $20.261 billion, increased 19 percent, or 6 percent on a comparable, constant currency basis. As detailed in the attached table, fiscal year 2015 non-GAAP earnings and diluted earnings per share were $4.744 billion and $4.28, an increase of 16 percent and 6 percent, respectively. As reported, fiscal year 2015 net earnings were $2.675 billion or $2.41 per diluted share, a decrease of 13 percent and 20 percent, respectively.

“I am encouraged by our strong fourth quarter performance, the first quarter that reflects the combined results of Medtronic and Covidien. In addition to making solid progress on our integration of Covidien, these results reflect disciplined execution across our three core strategies of therapy innovation, globalization, and economic value,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Our results reflect the dedication and passion of over 85,000 employees collaborating with our partners in healthcare to deliver therapies and services to millions of patients around the globe, to fulfill our Mission of alleviating pain, restoring health, and extending life.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG had worldwide revenue in the quarter of $2.596 billion, representing an increase of 10 percent on both a comparable, constant currency basis and as reported. CVG revenue performance was driven by strong balanced growth across all three divisions.

Fourth quarter CVG U.S. revenue of $1.301 billion increased 15 percent, or 28 percent as reported. Fourth quarter CVG non-U.S. developed market revenue of $903 million increased 5 percent, or decreased 7 percent as reported. Fourth quarter CVG emerging market revenue of $392 million increased 11 percent, or 4 percent as reported.

Cardiac Rhythm & Heart Failure (CRHF) revenue of $1.398 billion grew 11 percent, or 4 percent as reported.  CRHF performance this quarter was driven by low-teens growth in Low Power, mid-single digit growth in High Power, and strong growth of over 30 percent in AF Solutions. Geographically, the CRHF division benefitted from mid-teens growth in the U.S. and Japan. Low Power results were driven by the continued ongoing acceptance of the Reveal LINQTM insertable cardiac monitor and solid performance in the U.S. Pacing business, which grew in the upper-single digits. High Power results were driven by mid-single digit growth in the U.S. and double-digit growth in Japan. The VivaTM XT CRT-D with its AdaptivCRT® algorithm and Attain® PerformaTM Quadripolar Lead continue to show strong market acceptance. AF Solutions results were driven by continued robust growth of our Arctic Front Advance® CryoAblation System.

Coronary & Structural Heart (CSH) revenue of $792 million increased 9 percent, or 1 percent as reported. CSH performance was driven by upper-teens growth in Structural Heart and low-single digit growth in Coronary. Structural Heart growth was driven by Transcatheter Valves, which grew approximately 50 percent globally and approximately 30 percent in the U.S. based on the ongoing success of CoreValve® in the U.S. and the launch of the CoreValve® EvolutTM R recapturable system in CE Mark countries. Coronary benefitted from mid-single digit Drug Eluting Stent (DES) growth driven by the recent launch of Resolute OnyxTM in Europe and the continued acceptance of Resolute Integrity® DES in the U.S. The business also had low-double digit growth in balloons as a result of the recent launches of the company’s differentiated NC Euphora® and Euphora® SC balloon dilatation catheters.

Aortic & Peripheral Vascular (APV) revenue of $406 million increased 9 percent, or 69 percent as reported. APV performance was driven by very strong mid-teens growth in the Peripheral business, which is comprised of the legacy Medtronic peripheral business and a portion of the legacy Covidien Peripheral business, and low-single digit growth in Aortic. Growth in the Peripheral business was driven by the IN.PACT® Admiral® drug-coated balloon, which was launched at the beginning of the fiscal fourth quarter. The company estimates it now has the leading position in the U.S. Drug Coated Balloon market. This leadership position was attained without the benefit of having a full quarter of a combined Medtronic and legacy Covidien peripheral salesforce. Peripheral was also driven by strong double-digit growth in Chronic Venous Insufficiency (CVI) reflecting the continued acceptance of ClosureFastTM in Japan.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG), formerly referred to as the Covidien Group following completion of the Covidien acquisition, includes both the Surgical Solutions division and the Patient Monitoring & Recovery division, formerly referred to as Medical Care Solutions by Covidien prior to the acquisition. The group had worldwide sales in the quarter of $2.387 billion, representing an increase of 6 percent. Incremental revenue from acquisitions contributed just over 1 percent to MITG growth. MITG revenue performance was driven by strong double-digit growth in Surgical Solutions and low-single digit growth in Patient Monitoring & Recovery.

Fourth quarter MITG revenue in the U.S. of $1.230 billion increased 6 percent. Fourth quarter MITG non-U.S. developed market revenue of $856 million increased 4 percent. Fourth quarter MITG emerging market revenue of $301 million increased 11 percent.

Surgical Solutions revenue of $1.293 billion increased 10 percent. Surgical Solutions performance this quarter was driven by high-single digit growth in Advanced Surgical, low-single digit growth in General Surgical, as well as growth of over 40 percent in Early Technologies, which benefitted significantly from acquisitions. Advanced Surgical results were driven by balanced low-

double digit growth in both Stapling and Energy. Stapling growth reflected continued strong market adoption in the U.S. of new product introductions including the Endo GIATM Reinforced Reload. Energy results were driven by continued robust procedural growth in Vessel Sealing. Early Technologies results included strong growth across all three product lines: GI Solutions, Advanced Ablation, and Interventional Lung Solutions.

Patient Monitoring & Recovery (PMR) revenue of $1.094 billion increased 2 percent.  Patient Monitoring grew in the mid-single digits, and both Airway & Ventilation and Nursing Care grew in the low-single digits, offsetting low-single digit declines in Patient Care. The strong U.S. flu season drove pulse oximetry sales.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Neuromodulation, Surgical Technologies, and Neurovascular divisions. The group had worldwide revenue in the quarter of $1.854 billion, representing an increase of 5 percent, or 7 percent as reported.  Group revenue performance was driven by growth in Surgical Technologies, Neuromodulation, and Neurovascular, partially offset by modest declines in Spine.

Fourth quarter RTG U.S. revenue of $1.233 billion increased 4 percent, or 8 percent as reported. Fourth quarter RTG non-U.S. developed market revenue of $426 million increased 4 percent, or declined 4 percent as reported. Fourth quarter RTG emerging market revenue of $195 million increased 12 percent, or 25 percent as reported.

Spine revenue of $743 million declined 2 percent, or 5 percent as reported.  Core Spine and Interventional revenue both declined in the low-single digits, offsetting low-single digit growth in Bone Morphogenetic Protein (BMP). The Core Spine business is focused on differentiating itself from the competition over the long-term through leading new technologies and minimally invasive procedure innovation, which are both enhanced by its Surgical Synergy™ program that integrates imaging, navigation, and powered surgical instruments.

Neuromodulation revenue of $518 million grew 6 percent, or 1 percent as reported.  Neuromodulation performance was driven by mid-teens growth in Gastro/Uro and double-digit growth in Deep Brain Stimulation (DBS). Pain Stim was flat in the quarter, in-line with the market. Geographically, the Neuromodulation division benefitted from strong growth of over 30 percent in emerging markets, low-single digit growth in the U.S., and mid-single digit growth in Europe.

Surgical Technologies revenue of $461 million grew 9 percent, or 5 percent as reported.  Surgical Technologies’ performance was driven by solid, balanced growth across all three businesses. Neurosurgery grew in the mid-single digits reflecting record worldwide O-arm® surgical imaging unit sales, continued strength in StealthStation® navigation service revenue, and the contribution of Visualase® MRI-guided laser ablation. ENT low-double digit growth reflected continued strong StraightShot® M5 Microdebrider and NuVent™ sinus balloon penetration offset partially by the MicroFrance divestiture, which occurred in the third quarter of fiscal year 2015. Advanced Energy grew in the upper-teens driven by the continued adoption of PEAK PlasmaBlade®. Geographically, the division had mid-teens growth in the U.S. on the strength of new products.

Neurovascular revenue of $132 million increased 23 percent. The division, formerly part of legacy Covidien, posted strong double-digit growth across coils, stents, flow diversion, and access product lines. Robust growth in neurovascular stents was driven by the SolitaireTM FR revascularization device following the publication of several positive clinical studies in the New England Journal of Medicine, including SWIFT PRIME. Flow diversion growth benefitted from the third quarter U.S. launch of the PipelineTM Flex embolization device.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management, Non-Intensive Diabetes Therapies, and Diabetes Services & Solutions divisions. The group had worldwide revenue in the quarter of $467 million, representing an increase of 8 percent, or 2 percent as reported.

Fourth quarter Diabetes U.S. revenue of $293 million increased 8 percent as reported. Fourth quarter Diabetes non-U.S. developed market revenue of $139 million increased 8 percent, or decreased 9 percent as reported. Fourth quarter Diabetes emerging market revenue of approximately $35 million increased 5 percent, or decreased 5 percent as reported.

Diabetes Group revenue in the quarter was driven by continued strong adoption in the U.S. of the MiniMed® 530G System with Enlite® CGM sensor and its proprietary Threshold Suspend technology. Growth was also driven by the continued international launch of the next-generation MiniMed® 640G System with a new insulin pump design, user interface, the Enhanced Enlite® CGM sensor and SmartGuardTM technology, a proprietary algorithm that can automatically suspend insulin delivery when sensor glucose levels are predicted to approach a low limit and resume insulin delivery once sensor glucose levels recover. The Intensive Insulin Management division continued to progress toward the development of an artificial pancreas system, with a minority investment in, and licensing of the DreaMed algorithm for a next generation closed loop system. The group continues to grow its Diabetes Services & Solutions division as evidenced by the recently announced partnership with IBM Watson Health and its minority investment in Glooko. The recent Diabeter acquisition also marks an important first move into the diabetes integrated care service space in the pediatric Type 1 population.

Revenue Outlook and Earnings per Share Guidance
The company today provided its fiscal year 2016 revenue outlook and diluted cash earnings per share (EPS) guidance. In fiscal year 2016, the company expects full-year underlying operational revenue growth in the range of 4 to 6 percent, and in addition, the company expects an incremental 1.0 to 1.5 percent of full-year revenue growth due to the extra selling week in the first quarter of fiscal year 2016. These revenue growth rates are on a comparable, constant currency basis, and exclude an estimated $1.3 to $1.5 billion negative foreign currency impact based on current exchange rates. The company also expects diluted cash EPS in the range of $4.30 to $4.40, which includes an expected $0.40 to $0.50 negative foreign currency impact based on current exchange rates. This foreign currency impact is $0.10 more negative than the amount previously estimated by the company in February.

“As we look ahead to fiscal year 2016, we remain focused on consistently delivering on our strategic and financial commitments,” said Ishrak. “We feel the company is well positioned to be a catalyst in transforming healthcare to a value-based model, using medical technology and services to deliver improved outcomes and efficiency, together with our provider partners around the world.”

Webcast Information
Medtronic will host a webcast today, June 2, at 8:00 a.m. EDT (7:00 a.m. CDT), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link through the Investors section of the Medtronic website.

Financial Schedules
To view the fourth quarter and fiscal year financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic plc, headquartered in Dublin, Ireland, is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

Unless otherwise noted, all revenue amounts given in this news release are on a GAAP basis, and all comparisons and growth rates made in this news release are stated on a “comparable, constant currency basis” and not an as reported basis. References to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2014. References to annual figures increasing or decreasing are in comparison to fiscal year 2014.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including revenue on a comparable, constant currency basis and comparable, constant currency growth rates, free cash flow, net earnings, and diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may not be the same or similar to measures presented by other companies.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and excluding specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and is useful for period over period comparisons of such operations. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Medtronic’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

View FY15 Fourth Quarter Financial Schedules

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	MEDTRONIC FOURTH QUARTER AS REPORTED			FOURTH QUARTER COMPARABLE HISTORICAL REVENUE(6)				MEDTRONIC FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL REVENUE(6)
($ millions)	FY15 Q4	FY14 Q4	Reported Growth	FY15 Q4(2)	FY14 Q4(3)	Currency Impact on Growth	Comparable Constant Currency Growth(1)	FY15 Total	FY14 Total	Reported Growth	FY15 Total(4)	FY14 Total(5)	Currency Impact on Growth	Comparable Constant Currency Growth(1)
Cardiac & Vascular Group	$2,596	$2,369	10%	$2,596	$2,528	$(194)	10%	$9,361	$8,847	6%	$9,854	$9,481	$(299)	7%
Cardiac Rhythm & Heart Failure	1,398	1,346	4	1,398	1,346	(100)	11	5,245	4,996	5	5,245	4,996	(154)	8
Coronary & Structural Heart	792	783	1	792	783	(65)	9	3,038	2,956	3	3,038	2,956	(101)	6
Aortic & Peripheral Vascular	406	240	69	406	399	(29)	9	1,078	895	20	1,571	1,529	(44)	6

Minimally Invasive Therapies Group	2,387	—	NC	2,387	2,418	(177)	6	2,387	—	NC	9,540	9,331	(321)	6
Surgical Solutions	1,293	—	NC	1,293	1,282	(115)	10	1,293	—	NC	5,188	4,915	(204)	10
Patient Monitoring & Recovery	1,094	—	NC	1,094	1,136	(62)	2	1,094	—	NC	4,352	4,416	(117)	1

Restorative Therapies Group	1,854	1,737	7	1,854	1,851	(83)	5	6,751	6,501	4	7,086	6,943	(131)	4
Spine	743	786	(5)	743	786	(30)	(2)	2,971	3,041	(2)	2,971	3,041	(52)	(1)
Neuromodulation	518	513	1	518	513	(27)	6	1,977	1,898	4	1,977	1,898	(38)	6
Surgical Technologies	461	438	5	461	438	(18)	9	1,671	1,562	7	1,671	1,562	(29)	9
Neurovascular	132	—	NC	132	114	(8)	23	132	—	NC	467	442	(12)	8

Diabetes Group	467	460	2	467	460	(29)	8	1,762	1,657	6	1,762	1,657	(43)	9

TOTAL	$7,304	$4,566	60%	$7,304	$7,257	$(483)	7%	$20,261	$17,005	19%	$28,242	$27,412	$(794)	6%

NC - Not calculable

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Medtronic plc revenue for the three months ended April 24, 2015.
(3) Includes Medtronic and Covidien revenue for the three months ended April 25, 2014.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Includes Medtronic and Covidien revenue for the twelve months ended April 25, 2014.
(6) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

MEDTRONIC PLC
U.S. REVENUE
(Unaudited)

	MEDTRONIC FOURTH QUARTER AS REPORTED			FOURTH QUARTER COMPARABLE HISTORICAL REVENUE(6)			MEDTRONIC FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL REVENUE(6)
($ millions)	FY15 Q4	FY14 Q4	Reported Growth	FY15 Q4(2)	FY14 Q4(3)	Comparable Growth(1)	FY15 Total	FY14 Total	Reported Growth	FY15 Total(4)	FY14 Total(5)	Comparable Growth(1)
Cardiac & Vascular Group	$1,301	$1,020	28%	$1,301	$1,136	15%	$4,435	$3,877	14%	$4,803	$4,356	10%
Cardiac Rhythm & Heart Failure	761	666	14	761	666	14	2,799	2,552	10	2,799	2,552	10
Coronary & Structural Heart	314	267	18	314	267	18	1,160	993	17	1,160	993	17
Aortic & Peripheral Vascular	226	87	160	226	203	11	476	332	43	844	811	4

Minimally Invasive Therapies Group	1,230	—	NC	1,230	1,157	6	1,230	—	NC	4,804	4,566	5
Surgical Solutions	540	—	NC	540	481	12	540	—	NC	2,112	1,902	11
Patient Monitoring & Recovery	690	—	NC	690	676	2	690	—	NC	2,692	2,664	1

Restorative Therapies Group	1,233	1,139	8	1,233	1,188	4	4,569	4,389	4	4,715	4,578	3
Spine	516	535	(4)	516	535	(4)	2,061	2,106	(2)	2,061	2,106	(2)
Neuromodulation	354	343	3	354	343	3	1,365	1,304	5	1,365	1,304	5
Surgical Technologies	297	261	14	297	261	14	1,077	979	10	1,077	979	10
Neurovascular	66	—	NC	66	49	35	66	—	NC	212	189	12

Diabetes Group	293	271	8	293	271	8	1,071	981	9	1,071	981	9

TOTAL	$4,057	$2,430	67%	$4,057	$3,752	8%	$11,305	$9,247	22%	$15,393	$14,481	6%

NC - Not calculable

(1) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Medtronic plc revenue for the three months ended April 24, 2015.
(3) Includes Medtronic and Covidien revenue for the three months ended April 25, 2014.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Includes Medtronic and Covidien revenue for the twelve months ended April 25, 2014.
(6) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC
(Unaudited)

	MEDTRONIC FOURTH QUARTER AS REPORTED			FOURTH QUARTER COMPARABLE HISTORICAL REVENUE(6)				MEDTRONIC FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL REVENUE(6)
($ millions)	FY15 Q4	FY14 Q4	Reported Growth	FY15 Q4(2)	FY14 Q4(3)	Currency Impact on Growth	Comparable Constant Currency Growth(1)	FY15 Total	FY14 Total	Reported Growth	FY15 Total(4)	FY14 Total(5)	Currency Impact on Growth	Comparable Constant Currency Growth(1)
U.S.	$1,301	$1,020	28%	$1,301	$1,136	$—	15%	$4,435	$3,877	14%	$4,803	$4,356	$—	10%
Non-U.S. Developed	903	971	(7)	903	1,005	(156)	5	3,412	3,540	(4)	3,506	3,658	(221)	2
Emerging Markets	392	378	4	392	387	(38)	11	1,514	1,430	6	1,545	1,467	(78)	11
Cardiac & Vascular Group	2,596	2,369	10	2,596	2,528	(194)	10	9,361	8,847	6	9,854	9,481	(299)	7

U.S.	1,230	—	NC	1,230	1,157	—	6	1,230	—	NC	4,804	4,566	—	5
Non-U.S. Developed	856	—	NC	856	956	(139)	4	856	—	NC	3,488	3,579	(234)	4
Emerging Markets	301	—	NC	301	305	(38)	11	301	—	NC	1,248	1,186	(87)	13
Minimally Invasive Therapies Group	2,387	—	NC	2,387	2,418	(177)	6	2,387	—	NC	9,540	9,331	(321)	6

U.S.	1,233	1,139	8%	1,233	1,188	—	4	4,569	4,389	4	4,715	4,578	—	3
Non-U.S. Developed	426	442	(4)%	426	479	(72)	4	1,556	1,564	(1)	1,660	1,705	(109)	4
Emerging Markets	195	156	25%	195	184	(11)	12	626	548	14	711	660	(22)	11
Restorative Therapies Group	1,854	1,737	7%	1,854	1,851	(83)	5	6,751	6,501	4	7,086	6,943	(131)	4

U.S.	293	271	8	293	271	—	8	1,071	981	9	1,071	981	—	9
Non-U.S. Developed	139	152	(9)	139	152	(25)	8	548	548	—	548	548	(34)	6
Emerging Markets	35	37	(5)	35	37	(4)	5	143	128	12	143	128	(9)	19
Diabetes Group	467	460	2	467	460	(29)	8	1,762	1,657	6	1,762	1,657	(43)	9

U.S.	4,057	2,430	67%	4,057	3,752	—	8	11,305	9,247	22	15,393	14,481	—	6
Non-U.S. Developed	2,324	1,565	48	2,324	2,592	(392)	5	6,372	5,652	13	9,202	9,490	(598)	3
Emerging Markets	923	571	62	923	913	(91)	11	2,584	2,106	23	3,647	3,441	(196)	12
TOTAL	$7,304	$4,566	60%	$7,304	$7,257	$(483)	7%	$20,261	$17,005	19%	$28,242	$27,412	$(794)	6%

NC - Not calculable

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Medtronic plc revenue for the three months ended April 24, 2015.
(3) Includes Medtronic and Covidien revenue for the three months ended April 25, 2014.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Includes Medtronic and Covidien revenue for the twelve months ended April 25, 2014.
(6) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Fiscal year ended
	April 24, 2015	April 25, 2014	April 24, 2015	April 25, 2014
	(in millions, except per share data)
Net sales	$7,304	$4,566	$20,261	$17,005

Costs and expenses:
Cost of products sold	2,934	1,171	6,309	4,333
Research and development expense	528	385	1,640	1,477
Selling, general, and administrative expense	2,404	1,539	6,904	5,847
Special (gains) charges, net	—	—	(38)	40
Restructuring charges, net	207	75	237	78
Certain litigation charges, net	42	746	42	770
Acquisition-related items	368	13	550	117
Amortization of intangible assets	468	87	733	349
Other (income) expense, net	(20)	59	118	181
Operating profit	373	491	3,766	3,813

Interest income	(113)	(93)	(386)	(271)
Interest expense	299	103	666	379
Interest expense, net	186	10	280	108
Income from operations before income taxes	187	481	3,486	3,705

Provision for income taxes	188	33	811	640

Net (loss) income	$(1)	$448	$2,675	$3,065

Basic earnings per share	$—	$0.45	$2.44	$3.06

Diluted earnings per share	$—	$0.44	$2.41	$3.02

Basic weighted average shares outstanding	1,422.3	1,000.0	1,095.5	1,002.1

Diluted weighted average shares outstanding	1,440.6	1,012.2	1,109.0	1,013.6

Cash dividends declared per common share	$0.305	$0.280	$1.220	$1.120

MEDTRONIC PLC
NET (LOSS) INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION
(Unaudited)
(in millions, except per share data)

	Three months ended April 24, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net (Loss) Income	Diluted EPS
GAAP	$7,304	$2,934	59.8%	$373	5.1%	$187	$(1)	$—
Adjustments:
Impact of inventory step-up (a)	—	(623)		623		623	455	0.32
Impact of product technology upgrade commitment (b)	—	(74)		74		74	61	0.04
Restructuring charges, net (c)	—	(15)		222		222	157	0.11
Certain litigation charges, net (d)	—	—		42		42	27	0.02
Acquisition-related items (e)	—	—		368		368	268	0.19
Amortization of intangible assets (f)	—	—		468		468	362	0.25
Certain tax adjustments (g)	—	—		—		—	349	0.24
Non-GAAP	$7,304	$2,222	69.6%	$2,170	29.7%	$1,984	$1,678	$1.16	(1)

	Three months ended April 25, 2014
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$4,566	$1,171	74.4%	$491	10.8%	$481	$448	$0.44
Adjustments:
Restructuring charges, net (h)	—	(10)		85		85	58	0.06
Certain litigation charges, net (i)	—	—		746		746	684	0.68
Acquisition-related items (j)	—	—		13		13	8	0.01
Amortization of intangible assets (f)				87		87	57	0.06
Certain tax adjustments (k)	—	—		—		—	(63)	(0.06)
Non-GAAP	$4,566	$1,161	74.6%	$1,422	31.1%	$1,412	$1,192	$1.18	(1)

							Net (Loss) Income	Diluted EPS
Year over year percent change:
GAAP							(100)%	(100)%
Non-GAAP							41%	(2)%
See description of non-GAAP financial measures contained in this release.

(1) The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)	Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition.

(b)	Represents the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.

(c)
Includes a $176 million after-tax ($248 million pre-tax) charge related to the fiscal year 2015 restructuring initiative, partially offset by a $19 million after-tax ($26 million pre-tax) reversal of excess restructuring reserves related to certain legacy Medtronic and certain legacy Covidien restructuring initiatives. The restructuring charge for the fiscal year 2015 initiative consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), asset write-downs, contract termination fees, and other related costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2015 initiative primarily relates to the Covidien acquisition, strategic alignment of certain manufacturing processes, certain inventory rationalizations, and certain program cancellations. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.

(d)	Relates to accounting charges for probable and reasonably estimable INFUSE product liability litigation of $24 million after-tax ($37 million pre-tax) and other matters litigation.

(e)
Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition, of which $127 million after-tax ($189 million pre-tax) primarily relates to accelerated stock compensation expense incurred in the acquisition.

(f)	To exclude amortization of intangible assets.

(g)	Primarily relates to a $329 million tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS.

(h)
Includes a $85 million after-tax ($116 million pre-tax) charge related to the fiscal year 2014 restructuring initiative, partially offset by a $27 million after-tax ($31 million pre-tax) reversal of excess restructuring reserves related to certain Medtronic restructuring initiatives. The restructuring charge for the fiscal year 2014 initiative consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines.The fiscal year 2014 initiative primarily relates to our renal denervation business, certain manufacturing shut-downs, and reduction of back-office support functions in Europe. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.

(i)
Primarily relates to the global patent settlement agreement with Edwards Lifesciences Corporation (Edwards), accounting charges for probable and reasonably estimable INFUSE product liability litigation of $89 million after-tax ($140 million pre-tax) and other litigation. The Edwards settlement represents the resolution of all pending litigation matters and patent office actions between the Company and Edwards, and Medtronic made a payment of $750 million. As a result, Medtronic recognized a $580 million after-tax ($589 million pre-tax) certain litigation charge (net of existing accrual).

(j)	Primarily includes an IPR&D impairment charge related to a recent acquisition in the Endovascular business.

(k)
Represent a tax benefit associated with the resolution of certain issues in the fourth quarter of fiscal year 2014 with the U.S. Internal Revenue Service (IRS). The years under review by the IRS were with respect to fiscal years 2009 through 2011.

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION
(Unaudited)
(in millions, except per share data)

	Fiscal year ended April 24, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$20,261	$6,309	68.9%	$3,766	18.6%	$3,486	$2,675	$2.41
Adjustments:
Impact of inventory step-up (a)	—	(623)		623		623	455	0.41
Impact of product technology upgrade commitment (b)	—	(74)		74		74	61	0.06
Special (gains) charges, net (c)	—	—		(38)		(38)	(23)	(0.02)
Restructuring charges, net (d)	—	(15)		252		252	180	0.16
Certain litigation charges, net (e)	—	—		42		42	27	0.02
Acquisition-related items (f)	—	—		550		550	433	0.39
Amortization of intangible assets (g)	—	—		733		733	538	0.49
Impact of acquisition on interest expense (h)	—	—		—		77	49	0.04
Certain tax adjustments (i)	—	—		—		—	349	0.31
Non-GAAP	$20,261	$5,597	72.4%	$6,002	29.6%	$5,799	$4,744	$4.28	(1)

	Fiscal year ended April 25, 2014
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$17,005	$4,333	74.5%	$3,813	22.4%	$3,705	$3,065	$3.02
Adjustments:
Special charges (j)	—	—		40		40	26	0.03
Restructuring charges, net (k)	—	(10)		88		88	60	0.06
Certain litigation charges, net (l)	—	—		770		770	701	0.69
Acquisition-related items (m)	—	—		117		117	79	0.08
Amortization of intangible assets (g)	—	—		349		349	230	0.23
Certain tax adjustments (n)	—	—		—		—	(63)	(0.06)
Non-GAAP	$17,005	$4,323	74.6%	$5,177	30.4%	$5,069	$4,098	$4.04

							Net Income	Diluted EPS
Year over year percent change:
GAAP							(13)%	(20)%
Non-GAAP							16%	6%
See description of non-GAAP financial measures contained in this release.

(1) The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)	Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition.

(b)	Represents the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.

(c)
Includes $64 million after-tax ($100 million pre-tax) charitable contribution made to the Medtronic Foundation, $25 million after-tax ($41 million pre-tax) gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division and $62 million after-tax ($97 million pre-tax) net gain recognized in connection with the sale of a certain equity method investment.

(d)
Includes a $176 million after-tax ($248 million pre-tax) charge related to the fiscal year 2015 restructuring initiative and a $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $25 million after-tax ($34 million pre-tax) reversal of excess restructuring reserves related to certain legacy Medtronic and certain legacy Covidien restructuring initiatives. The restructuring charge for the fiscal year 2015 initiative consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), asset write-downs, contract termination fees, and other related costs. This restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2015 initiative primarily relates to the Covidien acquisition, strategic alignment of certain manufacturing processes, certain inventory rationalizations, and certain program cancellations. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.

(e)	Relates to accounting charges for probable and reasonably estimable INFUSE product liability litigation of $24 million after-tax ($37 million pre-tax) and other matters litigation.

(f)
Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs), of which $127 million after-tax ($189 million pre-tax)primarily relates to accelerated or incremental stock compensation expense incurred in the acquisition.

(g)	To exclude amortization of intangible assets.

(h)
Represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes, which may include repayment of indebtedness. The Covidien acquisition closed on January 26, 2015.

(i)	Primarily relates to a $329 million tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS.

(j)	Represents a charitable cash donation made to the Medtronic Foundation.

(k)
Includes an $85 million after-tax ($116 million pre-tax) charge related to the fiscal year 2014 restructuring initiative and a $15 million after-tax ($18 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2013 restructuring initiative, partially offset by a $40 million after-tax ($46 million pre-tax) reversal of excess restructuring reserves related to certain Medtronic restructuring initiatives. The restructuring charge for the fiscal year 2014 initiative consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. This restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2014 initiative primarily relates to our renal denervation business, certain manufacturing shut-downs, and reduction of back-office support functions in Europe. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.

(l)
Primarily relates to the global patent settlement agreement with Edwards Lifesciences Corporation (Edwards), accounting charges for probable and reasonably estimable INFUSE product liability litigation of $89 million after-tax ($140 million pre-tax), patent and other matters litigation, and other litigation. The Edwards settlement represents the resolution of all pending litigation matters and patent office actions between the Company and Edwards, and Medtronic made a payment of $750 million. As a result, Medtronic recognized a $580 million after-tax ($589 million pre-tax) certain litigation charge (net of existing accrual).

(m)
Primarily includes a $204 million after-tax ($236 million pre-tax) impairment of long-lived assets related to the Ardian acquisition, $138 million after-tax ($138 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009, and a $9 million after-tax ($14 million pre-tax) IPR&D impairment related to a recent acquisition in the Endovascular business. In the third quarter of fiscal year 2014, the U.S. pivotal trial in renal denervation for treatment-resistant hypertension, Symplicity HTN-3, failed to meet its primary efficacy endpoint. Therefore, the Company assessed the Ardian IPR&D and long-lived asset group for impairment. As a result, in the third quarter of fiscal year 2014, the Company recorded impairment charges of $166 million after-tax ($192 million pre-tax) related to IPR&D and $38 million after-tax ($44 million pre-tax) related to other long-lived assets. The change in fair value of contingent consideration payments primarily related to adjustments in Ardian contingent consideration. In the first quarter of fiscal year 2014, the Company recorded after-tax net income of $96 million ($96 million pre-tax) related to the change in fair value of contingent consideration payments. In the third quarter of fiscal year 2014, the Company recorded after-tax net income of $39 million ($39 million pre-tax) related to the change in fair value of contingent consideration payments.

(n)
Represents a tax benefit associated with the resolution of certain issues in the fourth quarter of fiscal year 2014 with the U.S. Internal Revenue Service (IRS). The years under review by the IRS were with respect to fiscal years 2009 through 2011.

MEDTRONIC PLC
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)
(in millions)

	Fiscal year ended	Nine months ended	Three months ended
	April 24,	January 23,	April 24,
	2015	2015	2015
Net cash provided by operating activities	$4,902	$2,990	$1,912
Additions to property, plant, and equipment	(571)	(316)	(255)
Free cash flow (a)	$4,331	$2,674	$1,657

(a)
Free cash flow, a non-GAAP financial measure, is calculated by subtracting property, plant, and equipment additions from operating cash flows. See description of non-GAAP financial measures contained in this release.

MEDTRONIC, PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 24, 2015	April 25, 2014
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$4,843	$1,403
Investments	14,637	12,838
Accounts receivable, less allowances of $144 and $115, respectively	5,112	3,811
Inventories	3,463	1,725
Tax assets	1,335	736
Prepaid expenses and other current assets	1,454	697

Total current assets	30,844	21,210

Property, plant, and equipment, net	4,699	2,392

Goodwill	40,530	10,593
Other intangible assets, net	28,101	2,286
Long-term tax assets	774	300
Other assets	1,737	1,162

Total assets	$106,685	$37,943

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,434	$1,613
Accounts payable	1,610	742
Accrued compensation	1,611	1,015
Accrued income taxes	935	164
Deferred tax liabilities	119	19
Other accrued expenses	2,464	2,006

Total current liabilities	9,173	5,559

Long-term debt	33,752	10,315
Long-term accrued compensation and retirement benefits	1,535	662
Long-term accrued income taxes	2,476	1,343
Long-term deferred tax liabilities	4,700	386
Other long-term liabilities	1,819	235

Total liabilities	53,455	18,500

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001, $0.10; 2.6 billion and1.6 billion shares authorized; 1,421,648,005 and 998,999,125 issued and outstanding, respectively	—	100
Retained earnings	54,414	19,940
Accumulated other comprehensive loss	(1,184)	(597)

Total shareholders’ equity	53,230	19,443

Total liabilities and shareholders’ equity	$106,685	$37,943

MEDTRONIC, PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
	2015	2014	2013
(in millions)
Operating Activities:
Net income	$2,675	$3,065	$3,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,306	850	819
Amortization of debt discount and issuance costs	76	8	104
Acquisition-related items	634	110	(74)
Provision for doubtful accounts	35	43	51
Deferred income taxes	(926)	(207)	(7)
Stock-based compensation	439	145	152
Other, net	(134)	(28)	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(413)	(70)	1
Inventories	(282)	(39)	93
Accounts payable and accrued liabilities	1,616	(117)	481
Other operating assets and liabilities	643	444	(215)
Certain litigation charges, net	42	770	245
Certain litigation payments	(809)	(15)	(175)
Net cash provided by operating activities	4,902	4,959	4,942
Investing Activities:
Acquisitions, net of cash acquired	(14,884)	(385)	(820)
Additions to property, plant, and equipment	(571)	(396)	(457)
Purchases of investments	(7,582)	(10,895)	(12,321)
Sales and maturities of investments	5,890	8,111	10,511
Other investing activities, net	89	(29)	(14)
Net cash used in investing activities	(17,058)	(3,594)	(3,101)
Financing Activities:
Acquisition-related contingent consideration	(85)	(1)	(18)
Change in short-term borrowings, net	(1)	127	(720)
Repayment of short-term borrowings (maturities greater than 90 days)	(150)	(1,301)	(2,700)
Proceeds from short-term borrowings (maturities greater than 90 days)	150	1,176	2,628
Issuance of long-term debt	19,942	1,994	2,980
Payments on long-term debt	(1,268)	(565)	(2,214)
Dividends to shareholders	(1,337)	(1,116)	(1,055)
Issuance of ordinary shares	649	1,307	267
Repurchase of ordinary shares	(1,920)	(2,553)	(1,247)
Other financing activities	(31)	14	(22)
Net cash provided by (used in) financing activities	15,949	(918)	(2,101)
Effect of exchange rate changes on cash and cash equivalents	(353)	37	7
Net change in cash and cash equivalents	3,440	484	(253)
Cash and cash equivalents at beginning of period	1,403	919	1,172
Cash and cash equivalents at end of period	$4,843	$1,403	$919
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$632	$521	$537
Interest	578	394	333

MEDTRONIC PLC
FOURTH QUARTER RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended April 24, 2015	Medtronic As Reported Three Months Ended April 25, 2014	Covidien As Reported Three Months Ended March 28, 2014	Q4 FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q4 FY14 Comparable Historical Revenue	Q4 FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
Cardiac & Vascular Group	$2,596	$2,369	$151	$2,520	$8	$2,528	10%	$(194)	10%
Cardiac Rhythm & Heart Failure	1,398	1,346	—	1,346	—	1,346	4	(100)	11
Coronary & Structural Heart	792	783	—	783	—	783	1	(65)	9
Aortic & Peripheral Vascular	406	240	151	391	8	399	69	(29)	9

Minimally Invasive Therapies Group	2,387	—	2,336	2,336	82	2,418	NC	(177)	6
Surgical Solutions	1,293	—	1,213	1,213	69	1,282	NC	(115)	10
Patient Monitoring & Recovery	1,094	—	1,123	1,123	13	1,136	NC	(62)	2

Restorative Therapies Group	1,854	1,737	111	1,848	3	1,851	7	(83)	5
Spine	743	786	—	786	—	786	(5)	(30)	(2)
Neuromodulation	518	513	—	513	—	513	1	(27)	6
Surgical Technologies	461	438	—	438	—	438	5	(18)	9
Neurovascular	132	—	111	111	3	114	NC	(8)	23

Diabetes Group	467	460	—	460	—	460	2	(29)	8

TOTAL	$7,304	$4,566	$2,598	$7,164	$93	$7,257	60%	$(483)	7%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the increase in Covidien revenue for the three months ended April 25, 2014 as compared to Covidien revenue for the three months ended March 28, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=H+I	K=(A-F)/F	L	M=(E-J-L)/J
	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	FY15 Comparable Historical Revenue	Medtronic As Reported Twelve Months Ended April 25, 2014	Covidien As Reported Twelve Months Ended March 28, 2014	FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(3)	FY14 Comparable Historical Revenue	FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
Cardiac & Vascular Group	$9,361	$497	$9,858	$(4)	$9,854	$8,847	$633	$9,480	$1	$9,481	6%	$(299)	7%
Cardiac Rhythm & Heart Failure	5,245	—	5,245	—	5,245	4,996	—	4,996	—	4,996	5	(154)	8
Coronary & Structural Heart	3,038	—	3,038	—	3,038	2,956	—	2,956	—	2,956	3	(101)	6
Aortic & Peripheral Vascular	1,078	497	1,575	(4)	1,571	895	633	1,528	1	1,529	20	(44)	6

Minimally Invasive Therapies Group	2,387	7,261	9,648	(108)	9,540	—	9,301	9,301	30	9,331	NC	(321)	6
Surgical Solutions	1,293	3,952	5,245	(57)	5,188	—	4,889	4,889	26	4,915	NC	(204)	10
Patient Monitoring & Recovery	1,094	3,309	4,403	(51)	4,352	—	4,412	4,412	4	4,416	NC	(117)	1

Restorative Therapies Group	6,751	350	7,101	(15)	7,086	6,501	441	6,942	1	6,943	4	(131)	4
Spine	2,971	—	2,971	—	2,971	3,041	—	3,041	—	3,041	(2)	(52)	(1)
Neuromodulation	1,977	—	1,977	—	1,977	1,898	—	1,898	—	1,898	4	(38)	6
Surgical Technologies	1,671	—	1,671	—	1,671	1,562	—	1,562	—	1,562	7	(29)	9
Neurovascular	132	350	482	(15)	467	—	441	441	1	442	NC	(12)	8

Diabetes Group	1,762	—	1,762	—	1,762	1,657	—	1,657	—	1,657	6	(43)	9

TOTAL	$20,261	$8,108	$28,369	$(127)	$28,242	$17,005	$10,375	$27,380	$32	$27,412	19%	$(794)	6%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3) Represents the increase in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.

MEDTRONIC PLC
FOURTH QUARTER RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H=(A-F)/F
	Medtronic As Reported Three Months Ended April 24, 2015	Medtronic As Reported Three Months Ended April 25, 2014	Covidien As Reported Three Months Ended March 28, 2014	Q4 FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q4 FY14 Comparable Historical Revenue	Q4 FY15 Reported Growth	Comparable Growth(1)
Cardiac & Vascular Group	$1,301	$1,020	$110	$1,130	$6	$1,136	28%	15%
Cardiac Rhythm & Heart Failure	761	666	—	666	—	666	14	14
Coronary & Structural Heart	314	267	—	267	—	267	18	18
Aortic & Peripheral Vascular	226	87	110	197	6	203	160	11

Minimally Invasive Therapies Group	1,230	—	1,129	1,129	28	1,157	NC	6
Surgical Solutions	540	—	453	453	28	481	NC	12
Patient Monitoring & Recovery	690	—	676	676	—	676	NC	2

Restorative Therapies Group	1,233	1,139	48	1,187	1	1,188	8	4
Spine	516	535	—	535	—	535	(4)	(4)
Neuromodulation	354	343	—	343	—	343	3	3
Surgical Technologies	297	261	—	261	—	261	14	14
Neurovascular	66	—	48	48	1	49	NC	35

Diabetes Group	293	271	—	271	—	271	8	8

TOTAL	$4,057	$2,430	$1,287	$3,717	$35	$3,752	67%	8%

(1) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the increase in Covidien revenue for the three months ended April 25, 2014 as compared to Covidien revenue for the three months ended March 28, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=H+I	K=(A-F)/F	L=(E-J)/J
	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	FY15 Comparable Historical Revenue	Medtronic As Reported Twelve Months Ended April 25, 2014	Covidien As Reported Twelve Months Ended March 28, 2014	FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(3)	FY14 Comparable Historical Revenue	FY15 Reported Growth	Comparable Growth(1)
Cardiac & Vascular Group	$4,435	$372	$4,807	$(4)	$4,803	$3,877	$477	$4,354	$2	$4,356	14%	10%
Cardiac Rhythm & Heart Failure	2,799	—	2,799	—	2,799	2,552	—	2,552	—	2,552	10	10
Coronary & Structural Heart	1,160	—	1,160	—	1,160	993	—	993	—	993	17	17
Aortic & Peripheral Vascular	476	372	848	(4)	844	332	477	809	2	811	43	4

Minimally Invasive Therapies Group	1,230	3,593	4,823	(19)	4,804	—	4,537	4,537	29	4,566	NC	5
Surgical Solutions	540	1,574	2,114	(2)	2,112	—	1,884	1,884	18	1,902	NC	11
Patient Monitoring & Recovery	690	2,019	2,709	(17)	2,692	—	2,653	2,653	11	2,664	NC	1

Restorative Therapies Group	4,569	158	4,727	(12)	4,715	4,389	187	4,576	2	4,578	4	3
Spine	2,061	—	2,061	—	2,061	2,106	—	2,106	—	2,106	(2)	(2)
Neuromodulation	1,365	—	1,365	—	1,365	1,304	—	1,304	—	1,304	5	5
Surgical Technologies	1,077	—	1,077	—	1,077	979	—	979	—	979	10	10
Neurovascular	66	158	224	(12)	212	—	187	187	2	189	NC	12

Diabetes Group	1,071	—	1,071	—	1,071	981	—	981	—	981	9	9

TOTAL	$11,305	$4,123	$15,428	$(35)	$15,393	$9,247	$5,201	$14,448	$33	$14,481	22%	6%

(1) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3) Represents the increase in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.

MEDTRONIC PLC
FOURTH QUARTER RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended April 24, 2015	Medtronic As Reported Three Months Ended April 25, 2014	Covidien As Reported Three Months Ended March 28, 2014	Q4 FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q4 FY14 Comparable Historical Revenue	Q4 FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
U.S.	$1,301	$1,020	$110	$1,130	$6	$1,136	28%	$—	15%
Non-U.S. Developed	903	971	32	1,003	2	1,005	(7)	(156)	5
Emerging Markets	392	378	9	387	—	387	4	(38)	11
Cardiac & Vascular Group	2,596	2,369	151	2,520	8	2,528	10	(194)	10

U.S.	1,230	—	1,129	1,129	28	1,157	NC	—	6
Non-U.S. Developed	856	—	917	917	39	956	NC	(139)	4
Emerging Markets	301	—	290	290	15	305	NC	(38)	11
Minimally Invasive Therapies Group	2,387	—	2,336	2,336	82	2,418	NC	(177)	6

U.S.	1,233	1,139	48	1,187	1	1,188	8	—	4
Non-U.S. Developed	426	442	36	478	1	479	(4)	(72)	4
Emerging Markets	195	156	27	183	1	184	25	(11)	12
Restorative Therapies Group	1,854	1,737	111	1,848	3	1,851	7	(83)	5

U.S.	293	271	—	271	—	271	8	—	8
Non-U.S. Developed	139	152	—	152	—	152	(9)	(25)	8
Emerging Markets	35	37	—	37	—	37	(5)	(4)	5
Diabetes Group	467	460	—	460	—	460	2	(29)	8

U.S.	4,057	2,430	1,287	3,717	35	3,752	67%	—	8
Non-U.S. Developed	2,324	1,565	985	2,550	42	2,592	48	(392)	5
Emerging Markets	923	571	326	897	16	913	62	(91)	11
TOTAL	$7,304	$4,566	$2,598	$7,164	$93	$7,257	60%	$(483)	7%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the increase in Covidien revenue for the three months ended April 25, 2014 as compared to Covidien revenue for the three months ended March 28, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=H+I	K=(A-F)/F	L	M=(E-J-L)/J
	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	FY15 Comparable Historical Revenue	Medtronic As Reported Twelve Months Ended April 25, 2014	Covidien As Reported Twelve Months Ended March 28, 2014	FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(3)	FY14 Comparable Historical Revenue	FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
U.S.	$4,435	$372	$4,807	$(4)	$4,803	$3,877	$477	$4,354	$2	$4,356	14%	$—	10%
Non-U.S. Developed	3,412	94	3,506	—	3,506	3,540	117	3,657	1	3,658	(4)	(221)	2
Emerging Markets	1,514	31	1,545	—	1,545	1,430	39	1,469	(2)	1,467	6	(78)	11
Cardiac & Vascular Group	9,361	497	9,858	(4)	9,854	8,847	633	9,480	1	9,481	6	(299)	7

U.S.	1,230	3,593	4,823	(19)	4,804	—	4,537	4,537	29	4,566	NC	—	5
Non-U.S. Developed	856	2,696	3,552	(64)	3,488	—	3,583	3,583	(4)	3,579	NC	(234)	4
Emerging Markets	301	972	1,273	(25)	1,248	—	1,181	1,181	5	1,186	NC	(87)	13
Minimally Invasive Therapies Group	2,387	7,261	9,648	(108)	9,540	—	9,301	9,301	30	9,331	NC	(321)	6

U.S.	4,569	158	4,727	(12)	4,715	4,389	187	4,576	2	4,578	4	—	3
Non-U.S. Developed	1,556	106	1,662	(2)	1,660	1,564	142	1,706	(1)	1,705	(1)	(109)	4
Emerging Markets	626	86	712	(1)	711	548	112	660	—	660	14	(22)	11
Restorative Therapies Group	6,751	350	7,101	(15)	7,086	6,501	441	6,942	1	6,943	4	(131)	4

U.S.	1,071	—	1,071	—	1,071	981	—	981	—	981	9	—	9
Non-U.S. Developed	548	—	548	—	548	548	—	548	—	548	—	(34)	6
Emerging Markets	143	—	143	—	143	128	—	128	—	128	12	(9)	19
Diabetes Group	1,762	—	1,762	—	1,762	1,657	—	1,657	—	1,657	6	(43)	9

U.S.	11,305	4,123	15,428	(35)	15,393	9,247	5,201	14,448	33	14,481	22%	—	6
Non-U.S. Developed	6,372	2,896	9,268	(66)	9,202	5,652	3,842	9,494	(4)	9,490	13	(598)	3
Emerging Markets	2,584	1,089	3,673	(26)	3,647	2,106	1,332	3,438	3	3,441	23%	(196)	12
TOTAL	$20,261	$8,108	$28,369	$(127)	$28,242	$17,005	$10,375	$27,380	$32	$27,412	19%	$(794)	6%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3) Represents the increase (decrease) in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.

MEDTRONIC PLC
FIRST QUARTER FISCAL YEAR 2015 RECONCILIATION OF WORLD WIDE REPORTED REVENUE TO
WORLD WIDE COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended July 25, 2014	Covidien As Reported Three Months Ended June 27, 2014	Q1 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q1 FY15 Comparable Historical Revenue
Cardiac & Vascular Group	$2,254	$166	$2,420	$(2)	$2,418
Cardiac Rhythm & Heart Failure	1,256	—	1,256	—	1,256
Coronary & Structural Heart	766	—	766	—	766
Aortic & Peripheral Vascular	232	166	398	(2)	396

Minimally Invasive Therapies Group	—	2,409	2,409	(15)	2,394
Surgical Solutions	—	1,305	1,305	(3)	1,302
Patient Monitoring & Recovery	—	1,104	1,104	(12)	1,092

Restorative Therapies Group	1,603	113	1,716	—	1,716
Spine	743	—	743	—	743
Neuromodulation	479	—	479	—	479
Surgical Technologies	381	—	381	—	381
Neurovascular	—	113	113	—	113

Diabetes Group	416	—	416	—	416

TOTAL	$4,273	$2,688	$6,961	$(17)	$6,944

(1) Management believes that referring to comparable historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the decrease in Covidien revenue for the three months ended July 25, 2014 as compared to Covidien revenue for the three months ended June 27, 2014.

MEDTRONIC PLC
FIRST QUARTER FISCAL YEAR 2015 RECONCILIATION OF U.S. REPORTED REVENUE TO
U.S. COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended July 25, 2014	Covidien As Reported Three Months Ended June 27, 2014	Q1 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q1 FY15 Comparable Historical Revenue
Cardiac & Vascular Group	$1,019	$124	$1,143	$(3)	$1,140
Cardiac Rhythm & Heart Failure	654	—	654	—	654
Coronary & Structural Heart	281	—	281	—	281
Aortic & Peripheral Vascular	84	124	208	(3)	205

Minimally Invasive Therapies Group	—	1,159	1,159	(22)	1,137
Surgical Solutions	—	498	498	(7)	491
Patient Monitoring & Recovery	—	661	661	(15)	646

Restorative Therapies Group	1,072	52	1,124	—	1,124
Spine	506	—	506	—	506
Neuromodulation	322	—	322	—	322
Surgical Technologies	244	—	244	—	244
Neurovascular	—	52	52	—	52

Diabetes Group	242	—	242	—	242

TOTAL	$2,333	$1,335	$3,668	$(25)	$3,643

(1) Management believes that referring to comparable historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the decrease in Covidien revenue for the three months ended July 25, 2014 as compared to Covidien revenue for the three months ended June 27, 2014.

MEDTRONIC PLC
FIRST QUARTER FISCAL YEAR 2015 RECONCILIATION OF WORLD WIDE GEOGRAPHIC REVENUE TO
WORLD WIDE GEOGRAPHIC COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended July 25, 2014	Covidien As Reported Three Months Ended June 27, 2014	Q1 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q1 FY15 Comparable Historical Revenue
U.S.	$1,019	$124	$1,143	$(3)	$1,140
Non-U.S. Developed	860	32	892	—	892
Emerging Markets	375	10	385	1	386
Cardiac & Vascular Group	2,254	166	2,420	(2)	2,418

U.S.	—	1,159	1,159	(22)	1,137
Non-U.S. Developed	—	930	930	10	940
Emerging Markets	—	320	320	(3)	317
Minimally Invasive Therapies Group	—	2,409	2,409	(15)	2,394

U.S.	1,072	52	1,124	—	1,124
Non-U.S. Developed	390	35	425	1	426
Emerging Markets	141	26	167	(1)	166
Restorative Therapies Group	1,603	113	1,716	—	1,716

U.S.	242	—	242	—	242
Non-U.S. Developed	143	—	143	—	143
Emerging Markets	31	—	31	—	31
Diabetes Group	416	—	416	—	416

U.S.	2,333	1,335	3,668	(25)	3,643
Non-U.S. Developed	1,393	997	2,390	11	2,401
Emerging Markets	547	356	903	(3)	900
TOTAL	$4,273	$2,688	$6,961	$(17)	$6,944

(1) Management believes that referring to comparable historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the (decrease) increase in Covidien revenue for the three months ended July 25, 2014 as compared to Covidien revenue for the three months ended June 27, 2014.